Exhibit 99.1

Protolabs Reports Record Revenue and

Net Income for First Quarter 2018

Record Quarterly Revenue of $107.7 million, an increase of 34% over 2017

Record Quarterly Net Income of $18.1 million, an increase of 48% over 2017

MAPLE PLAIN, Minn. – April 26, 2018 – Proto Labs, Inc. (NYSE: PRLB), a leading online and technology-enabled, quick-turn, on-demand manufacturer, today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Highlights include:

●	Revenue for the first quarter of 2018 was a record $107.7 million, representing a 34.4 percent increase over revenue of $80.2 million in the first quarter of 2017.
●

The number of unique product developers and engineers served through our web-based customer interface totaled 18,057 in the first quarter of 2018, an increase of 22.0 percent over the first quarter of 2017.

●	Net income for the first quarter of 2018 was a record $18.1 million, or $0.66 per diluted share.
●	Non-GAAP net income was $19.2 million, or $0.71 per diluted share. See “Non-GAAP Financial Measures” below.

“We are excited to start 2018 with the largest quarter in Protolabs' history, with quarterly revenue topping the $100 million mark for the first time at $107.7 million,” said Vicki Holt, President and Chief Executive Officer. “This quarter is the first full quarter including the results of the Rapid Manufacturing acquisition, which added sheet metal to our product portfolio and expanded our CNC machining capabilities. The continued expansion of our services increases our value to our customers and allows us to serve more product developers and engineers each quarter.”

Additional First Quarter 2018 highlights include:

●	Gross margin was 53.7 percent of revenue for the first quarter of 2018, compared with 56.5 percent for the first quarter of 2017.
●	GAAP operating margin was 20.2 percent of revenue during the first quarter of 2018, compared to 22.1 percent for the first quarter of 2017.
●	Non-GAAP operating margin was 23.0 percent of revenue during the first quarter of 2018, compared to 24.4 percent for the first quarter of 2017. See “Non-GAAP Financial Measures” below.
●	The company generated $26.1 million in cash from operations during the first quarter of 2018.
●	Cash and investments balance was $130.2 million at March 31, 2018.

“Our strong business performance combined with the results of the Rapid acquisition and benefits from the recent tax law changes are reflected in our financial results, with our GAAP EPS up 43 percent and our Non-GAAP EPS up 39 percent compared to last year,” said John Way, Chief Financial Officer. “We continued to generate strong cash flow from operations, allowing us to invest in new services and continue to scale our operations in the form of additional facilities and equipment to support our increased customer demand.”

Non-GAAP Financial Measures

The company has included non-GAAP revenue growth that excludes the impact of changes in foreign currency exchange rates. Management believes these metrics are useful in evaluating the underlying business trends and ongoing operating performance of the company.

The company has included non-GAAP operating margin, adjusted for stock-based compensation expense and amortization expense (collectively, “non-GAAP operating margin”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has included non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, and unrealized foreign currency activity (collectively, “non-GAAP net income”), in this press release to provide investors with additional information regarding the company’s financial results.

The company has provided below reconciliations of GAAP to non-GAAP net income, operating margin and revenues, the most directly comparable measures calculated and presented in accordance with GAAP. These non-GAAP measures are used by the company’s management and board of directors to understand and evaluate operating performance and trends and provide useful measures for period-to-period comparisons of the company’s business. Accordingly, the company believes that these non-GAAP measures provide useful information to investors and others in understanding and evaluating operating results in the same manner as our management and board of directors.

Conference Call

The company has scheduled a conference call to discuss its first quarter 2018 financial results today, April 26, 2018 at 8:30 a.m. ET. To access the call in the U.S. please dial 877-709-8150 or outside the U.S. dial 201-689-8354 at least five minutes prior to the 8:30 a.m. start time. No participant code is required. A simultaneous webcast of the call will be available via the investor relations section of the Protolabs website and the following link: https://edge.media-server.com/m6/p/obx9hij8. A replay will be available for 14 days following the call on the investor relations section of the Protolabs website.

About Protolabs

Protolabs is the world's fastest digital manufacturing source for rapid prototyping and on-demand production. The technology-enabled company produces custom parts and assemblies in as fast as one day with automated 3D printing, CNC machining, sheet metal fabrication, and injection molding processes. Its digital approach to manufacturing enables accelerated time to market, reduces development and production costs, and minimizes risk throughout the product life cycle. Visit protolabs.com for more information.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Source: Proto Labs, Inc.

Investor Relations Contact:
Protolabs
Dan Schumacher, 763-479-7240
Director of Investor Relations
daniel.schumacher@protolabs.com

or

Media Contact:
Padilla for Protolabs
Tim Nelson, 612-455-1789
Tim.Nelson@PadillaCo.com

Proto Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$45,095	$36,707
Short-term marketable securities	53,467	57,424
Accounts receivable, net	58,464	51,503
Inventory	9,506	11,271
Income taxes receivable	-	1,832
Other current assets	8,106	6,267
Total current assets	174,638	165,004

Property and equipment, net	187,863	166,440
Long-term marketable securities	30,667	37,034
Goodwill	128,752	128,504
Other intangible assets, net	19,319	19,084
Other long-term assets	2,670	2,672
Total assets	$543,909	$518,738

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$18,358	$15,876
Accrued compensation	9,736	12,100
Accrued liabilities and other	10,809	8,408
Short-term debt obligations	-	5,000
Income taxes payable	2,962	2,371
Total current liabilities	41,865	43,755

Long-term income taxes payable	2,181	2,181
Long-term deferred tax liabilities	7,582	6,966
Other long-term liabilities	4,605	4,621

Shareholders' equity	487,676	461,215
Total liabilities and shareholders' equity	$543,909	$518,738

Proto Labs, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue
Injection Molding	$51,343	$47,916
CNC Machining	36,731	21,972
3D Printing	12,325	10,085
Sheet Metal	6,241	-
Other	1,105	194
Total revenue	107,745	80,167

Cost of revenue	49,837	34,894
Gross profit	57,908	45,273

Operating expenses
Marketing and sales	16,572	12,987
Research and development	6,665	5,823
General and administrative	12,943	8,781
Total operating expenses	36,180	27,591
Income from operations	21,728	17,682
Other income, net	178	315
Income before income taxes	21,906	17,997
Provision for income taxes	3,855	5,797
Net income	$18,051	$12,200

Net income per share:
Basic	$0.67	$0.46
Diluted	$0.66	$0.46

Shares used to compute net income per share:
Basic	26,879,388	26,466,731
Diluted	27,197,099	26,599,200

Proto Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Operating activities
Net income	$18,051	$12,200
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,259	4,250
Stock-based compensation expense	2,307	1,716
Deferred taxes	612	394
Amortization of held-to-maturity securities	163	301
Other	106	(56)
Changes in operating assets and liabilities	(1,353)	(13)
Net cash provided by operating activities	26,145	18,792

Investing activities
Purchases of property and equipment	(25,513)	(7,812)
Cash used for acquisitions, net of cash acquired	(90)	-
Purchases of marketable securities	(3,389)	(16,520)
Proceeds from maturities of marketable securities	13,551	10,755
Net cash used in investing activities	(15,441)	(13,577)

Financing activities
Payments on debt	(5,000)	-
Proceeds from exercises of stock options and other	2,252	194
Repurchases of common stock	-	(2,662)
Net cash used in financing activities	(2,748)	(2,468)
Effect of exchange rate changes on cash and cash equivalents	432	346
Net increase in cash and cash equivalents	8,388	3,093
Cash and cash equivalents, beginning of period	36,707	68,795
Cash and cash equivalents, end of period	$45,095	$71,888

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Net Income per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Non-GAAP net income, adjusted for stock-based compensation expense, amortization expense, and unrealized loss on foreign currency
GAAP net income	$18,051	$12,200
Add back:
Stock-based compensation expense	2,307	1,716
Amortization expense	764	163
Unrealized loss on foreign currency	156	63
Total adjustments [1]	3,227	1,942
Income tax benefits on adjustments [2]	(2,043)	(574)
Non-GAAP net income	$19,235	$13,568

Non-GAAP net income per share:
Basic	$0.72	$0.51
Diluted	$0.71	$0.51

Shares used to compute non-GAAP net income per share:
Basic	26,879,388	26,466,731
Diluted	27,197,099	26,599,200

[1] Stock-based compensation expense, amortization expense, and unrealized loss on foreign currency were included in the following GAAP consolidated statement of operations categories:

	Three Months Ended
	March 31,
	2018	2017

Cost of revenue	$287	$197

Marketing and sales	377	269
Research and development	314	222
General and administrative	2,093	1,191
Total operating expenses	2,784	1,682

Other income, net	156	63
Total adjustments	$3,227	$1,942

[2] For the three months ended March 31, 2018 and 2017, income tax effects were calculated using the effective tax rate for the relevant jurisdictions. Our non-GAAP tax rates differ from our GAAP tax rates due primarily to the mix of activity incurred in domestic and foreign tax jurisdictions and removing effective tax rate benefits from stock-based compensation activity in the quarter.

Proto Labs, Inc.
Reconciliation of GAAP to Non-GAAP Operating Margin
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$107,745	$80,167
Income from operations	21,728	17,682
GAAP operating margin	20.2%	22.1%
Add back:
Stock-based compensation expense	2,307	1,716
Amortization expense	764	163
Total adjustments	3,071	1,879
Non-GAAP income from operations adjusted for stock-based compensation expense and amortization expense	$24,799	$19,561
Non-GAAP operating margin	23.0%	24.4%

Proto Labs, Inc.
Comparison of GAAP to Non-GAAP Revenue Growth
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017%		% Change Constant
	GAAP	Adjustments[1]	Non-GAAP	GAAP	Change[2]	Currencies[3]
Revenues
United States	$84,167	$-	$84,167	$60,176	39.9%	39.9%
Europe	19,945	(2,534)	17,411	16,999	17.3%	2.4%
Japan	3,633	(176)	3,457	2,992	21.4%	15.5%
Total Revenue	$107,745	$(2,710)	$105,035	$80,167	34.4%	31.0%

[1] Revenue growth for the three month period ended March 31, 2018 has been recalculated using 2017 foreign currency exchange rates in effect during comparable periods to provide information useful in evaluating the underlying business trends excluding the impact of changes in foreign currency exchange rates.

[2] This column presents the percentage change from GAAP revenue growth for the three month period ended March 31, 2017 to GAAP revenue growth for the three month period ended March 31, 2018.

[3] This column presents the percentage change from GAAP revenue growth for the three month period ended March 31, 2017 (calculated using the foreign currency exchange rates in effect during that period) to non-GAAP revenue growth for the three month period ended March 31, 2018 (as recalculated using 2017 foreign currency exchange rates in order to provide a constant currency comparison).

Proto Labs, Inc.
Product Developer Information
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Unique product developers and engineers served	18,057	14,801

Note: the information above includes unique product developers and engineers who purchased our 3D Printed products in the United States and Europe through our web-based customer interface. The information does not include 3D Printing, Injection Molding and Sheet Metal customers who do not utilize our web-based customer interface; these customers are principally related to our recent acquisitions.